Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO Announces 2nd Quarter Revenue of $197 Million, EPS of $0.64

●	33% total and 21% core market revenue growth
●	Quarterly EPS grows 45% to a record $0.64
●	Quarterly EBITDA* per share grows 39% to a record $1.21
●	FY13 EPS guidance updated to $1.90 to $2.15
●	$0.18 per share quarterly dividend date set

HUNT VALLEY, MD., OCTOBER 31, 2012 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider of the product and value chain solutions required to build, use and maintain wireless broadband systems, today announced its results for the second quarter of fiscal year 2013, ended September 30, 2012.

“During the second quarter we greatly accelerated our revenue and profitability growth; compared to last year’s second quarter, revenue increased 21 percent in our core markets and 33 percent overall, and EPS grew 45 percent,” commented Chairman and CEO Robert Barnhill.

“We are very pleased with the strong growth from our core markets.  On a sequential basis, revenues and profits from our third-party (3PL) logistics business with a Tier 1 carrier declined, and by the end of this fiscal year we expect to have completely transitioned out of this business.  While the revenues from this customer are significant, the profit contribution margin remains low.  Our strong results this quarter illustrate how, as we exit the 3PL business with this customer, we are realigning our resources and intensifying our focus on TESSCO’s commercial and retail markets, enabling us to profit from the immense opportunities in wireless broadband.

“Due to this quarter’s strong results we are raising the bottom end of our guidance range for fiscal 2013.  We now expect full-year diluted earnings per share to be in the range of $1.90 to $2.15, compared to our previous $1.80 to $2.15 guidance.  We believe our leverage of the many opportunities being created by the convergence of wireless and the Internet will enable us to continue to grow revenues and profits from our core markets.”

Second-Quarter Fiscal 2013 Financial Results

For the company’s fiscal 2013 second quarter, revenue reached $197.2 million, a 33 percent increase compared to last year’s second quarter.  Comparing the results in our core markets – i.e., our total business excluding Tier 1 carrier retail customers – revenues grew by $22.7 million, or 21 percent, compared to the prior year quarter.  The public systems operator market produced 29 percent revenue growth; the commercial dealer & reseller market produced 14 percent revenue growth; the private & government systems market produced 10 percent revenue growth; and the retailer, dealer agent & Tier 2/3 carrier market produced 35 percent revenue growth. The Tier 1 carrier retail market produced 65 percent revenue growth, mostly attributable to the temporary expansion of our low-margin 3PL relationship with the major Tier 1 carrier customer.

In the second quarter of fiscal 2013, gross profit was $38.6 million, a 14 percent increase compared to last year’s second quarter.  In our core markets gross profit was $32.2 million, a 15 percent increase.  The public systems operator market produced 31 percent gross profit growth; the commercial dealer & reseller market produced 9 percent gross profit growth; the private & government systems market produced 5 percent gross profit growth; and the retailer, dealer agent & Tier 2/3 carrier market produced 28 percent gross profit growth.  The Tier 1 carrier retail market produced 6 percent gross profit growth. Gross profit from the low-margin 3PL relationship with the major Tier 1 carrier customer was essentially flat, so this growth was from sales to other Tier 1 carriers.

Selling general and administrative expenses increased by $1.7 million, or 6 percent compared to last year’s second quarter.

EBITDA* totaled $10.0 million, or $1.21 per diluted share, in the second quarter of 2013 as compared to $7.0 million, or $0.87 per diluted share, in the prior-year quarter.

Net income and diluted earnings per share totaled $5.3 million and $0.64 in the second quarter of fiscal 2013, respectively, as compared to $3.5 million and $0.44 in the prior year quarter, respectively.

For the first half of fiscal 2013, TESSCO reported revenues of $389.7 million and net income of $9.5 million, or $1.15 per diluted share.  These results compare to revenues of $312.4 million and net income of $8.1 million, or $1.01 per diluted share, for the first half of fiscal 2012.  EBITDA* for the first half of fiscal 2013 totaled $18.2 million, or $2.20 per share, compared to $15.7 million, or $1.96 per share, for the first half of fiscal 2012.

As of September 30, 2012, TESSCO’s cash balance totaled $17.0 million and there was no balance outstanding on the revolving line of credit.

Quarterly Cash Dividend

Our Board of Directors has declared a cash dividend of $0.18 per common share payable on November 28, 2012 to holders of record on November 14, 2012.  Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the Board of Directors.

Business Outlook

Based on our results in the first half of fiscal 2013 and our view of the current pipeline of business opportunities, we are raising the bottom end of our annual guidance and now expect that diluted earnings per share for fiscal 2013 will range from $1.90 to $2.15.

As described in various previous announcements, TESSCO’s low-margin, third-party logistics relationship with its largest customer, a major Tier 1 carrier, began to transition from TESSCO in September 2012 as that customer began implementing a new supply chain business model.  TESSCO expects the 3PL relationship to be fully terminated prior to the close of TESSCO’s fiscal 2013, ending March 31, 2013.  TESSCO expects that the transition will result in a significant reduction in overall revenues, but that the expected growth in other parts of its business combined with ongoing cost reduction efforts and resource re-alignment will lessen the impact on overall profits in fiscal 2013, and position TESSCO to focus totally on growing its core markets and productivity in fiscal 2014.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted.  Moreover, our current expectations related to the transition of the supply chain relationship with our largest customer are based upon indications received from this customer, and actual events may differ materially.  This relationship, like those with most of our other customers and suppliers, contains no ongoing purchase or sale obligations and is terminable by either party upon relatively short notice. Absent this supply chain relationship, we will, however, maintain the ability to sell our proprietary products to this customer.

The nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Second-Quarter Fiscal 2013 Conference Call

Management will host a conference call to discuss its second-quarter 2013 results on Thursday, November 1, 2012 at 10:00 a.m. ET.  To participate in the conference call, please call 866-356-4281 (domestic call-in) or 617-597-5395 (international call-in) and reference code #86068949. A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 12:00 p.m. ET on November 1, 2012 until 11:59 p.m. ET on November 8, 2012 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #27523688.  An archived replay of the conference call will also be available on the company’s website.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies (NASDAQ:TESS), is Your Total Source® for making wireless work. The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating opportunities and challenges at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless broadband systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

#  #  #

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 30, 2012	July 1, 2012	September 25, 2011	September 30, 2012	September 25, 2011

Revenues	$197,238,300	$192,418,200	$148,837,400	$389,656,500	$312,352,400
Cost of goods sold	158,613,300	156,925,000	114,847,500	315,538,300	241,162,100
Gross profit	38,625,000	35,493,200	33,989,900	74,118,200	71,190,300
Selling, general and administrative expenses	29,887,000	28,562,400	28,159,900	58,449,400	57,835,000
Income from operations	8,738,000	6,930,800	5,830,000	15,668,800	13,355,300
Interest , net	12,000	57,400	72,900	69,400	178,400
Income before provision for income taxes	8,726,000	6,873,400	5,757,100	15,599,400	13,176,900
Provision for income taxes	3,457,100	2,666,900	2,216,900	6,124,000	5,062,500
Net income	$5,268,900	$4,206,500	$3,540,200	$9,475,400	$8,114,400

Basic earnings per share	$0.66	$0.53	$0.46	$1.19	$1.05
Diluted earnings per share	$0.64	$0.51	$0.44	$1.15	$1.01

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	September 30, 2012	April 1, 2012
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$16,985,900	$18,211,600
Trade accounts receivable, net	93,744,500	88,748,200
Product inventory	76,289,800	53,360,300
Deferred tax assets	3,135,100	3,135,100
Prepaid expenses and other current assets	4,149,600	2,308,200
Total current assets	194,304,900	165,763,400

Property and equipment, net	22,999,100	22,905,700
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,095,200	2,143,900
Total assets	$231,083,900	$202,497,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$108,433,000	$78,344,700
Payroll, benefits and taxes	8,467,600	17,211,600
Income and sales tax liabilities	2,253,400	3,137,000
Accrued expenses and other current liabilities	1,000,500	1,041,100
Revolving line of credit	--	--
Current portion of long-term debt	249,200	249,200
Total current liabilities	120,403,700	99,983,600

Deferred tax liabilities	2,243,500	2,243,500
Long-term debt, net of current portion	2,583,500	2,708,000
Other long-term liabilities	3,894,100	3,910,700
Total liabilities	129,124,800	108,845,800

Shareholders’ Equity:
Preferred stock	--	--
Common stock	91,000	88,000
Additional paid-in capital	48,653,100	45,135,900
Treasury stock, at cost	(48,075,400)	(46,276,400)
Retained earnings	101,290,400	94,704,400
Accumulated other comprehensive loss	--	--
Total shareholders’ equity	101,959,100	93,651,900

Total liabilities and shareholder’s equity	$231,083,900	$202,497,700

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 30, 2012	July 1, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Net income	$5,268,900	$4,206,500	$3,540,200	$9,475,400	$8,114,400
Add:
Provision for income taxes	3,457,100	2,666,900	2,216,900	6,124,000	5,062,500
Interest, net	12,000	57,400	72,900	69,400	178,400
Depreciation and amortization	1,247,200	1,247,800	1,157,700	2,495,100	2,330,700
EBITDA	$9,985,200	$8,178,600	$6,987,700	$18,163,900	$15,686,000
EBITDA per diluted share	$1.21	$0.99	$0.87	$2.20	$1.96

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended September 30, 2012
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market.	$25,811	$-	$25,811
Private carrier & government system market	34,264	-	34,264
Commercial dealer & reseller market	35,655	-	35,655
Retailer, dealer agent & tier 2/3 carrier market	-	36,363	36,363
Revenues, excluding Tier 1 carrier market	95,730	36,363	132,093
Tier 1 carrier market	-	65,145	65,145
Total revenues	95,730	101,508	197,238

Gross Profit
Public carrier, contractor & program manager market	5,635	-	5,635
Private carrier & government system market	9,238	-	9,238
Commercial dealer & reseller market	9,801	-	9,801
Retailer, dealer agent & tier 2/3 carrier market	-	7,569	7,569
Gross profit, excluding tier 1 carrier market	24,674	7,569	32,243
% of revenues	25.8%	20.8%	24.4%
Tier 1 carrier market	-	6,382	6,382
Total gross profit	24,674	13,951	38,625
% of revenues	25.8%	13.7%	19.6%

Directly allocatable expenses	10,701	7,384	18,085
Segment net profit contribution	$13,973	$6,567	20,540
% of revenues	14.6%	6.5%	10.4%
Corporate support expenses*			11,814
Income before provision for income taxes			$8,726
% of revenues			4.4%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	28.6%		28.6%
Private carrier & government system market	9.6%		9.6%
Commercial dealer & reseller market	14.1%		14.1%
Retailer, dealer agent & tier 2/3 carrier market		35.4%	35.4%
Revenues, excluding Tier 1 carrier market	15.9%	35.4%	20.7%
Tier 1 carrier market		65.3%	65.3%
Total revenues	15.9%	53.2%	32.5%

Gross Profit
Public carrier, contractor & program manager market	30.8%		30.8%
Private carrier & government system market	5.4%		5.4%
Commercial dealer & reseller market	9.4%		9.4%
Retailer, dealer agent & tier 2/3 carrier market		28.0%	28.0%
Gross profit, excluding tier 1 carrier market	12.0%	28.0%	15.4%
Tier 1 carrier market		5.6%	5.6%
Total gross profit	12.0%	16.7%	13.6%

Directly allocatable expenses	3.7%	10.2%	6.2%
Segment net profit contribution	19.3%	25.0%	21.1%
Corporate support expenses*			5.4%
Income before provision for income taxes			51.6%

* Includes corporate overhead, facilities expense, depreciation, interest and company wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Six months ended September 30, 2012
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market	$45,829	$-	$45,829
Private carrier & government system market	63,864	-	63,864
Commercial dealer & reseller market	67,263	-	67,263
Retailer, dealer agent & tier 2/3 carrier market	-	68,005	68,005
Revenues, excluding Tier 1 carrier market	176,956	68,005	244,961
Tier 1 carrier market	-	144,696	144,696
Total revenues	176,956	212,701	389,657

Gross Profit
Public carrier, contractor & program manager market	10,093	-	10,093
Private carrier & government system market	17,391	-	17,391
Commercial dealer & reseller market	18,599	-	18,599
Retailer, dealer agent & tier 2/3 carrier market	-	14,196	14,196
Gross profit, excluding tier 1 carrier market	46,083	14,196	60,279
% of revenues	26.0%	20.9%	24.6%
Tier 1 carrier market	-	13,839	13,839
Total gross profit	46,083	28,035	74,118
% of revenues	26.0%	13.2%	19.0%

Directly allocatable expenses	20,812	14,530	35,342
Segment net profit contribution	$25,271	$13,505	38,776
% of revenues	14.3%	6.3%	10.0%
Corporate support expenses*			23,177
Income before provision for income taxes			$15,599
% of revenues			4.0%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	19.9%		19.9%
Private carrier & government system market	2.1%		2.1%
Commercial dealer & reseller market	11.8%		11.8%
Retailer, dealer agent & tier 2/3 carrier market		22.4%	22.4%
Revenues, excluding Tier 1 carrier market	10.0%	22.4%	13.2%
Tier 1 carrier market		50.9%	50.9%
Total revenues	10.0%	40.4%	24.7%

Gross Profit
Public carrier, contractor & program manager market	16.6%		16.6%
Private carrier & government system market	-4.1%		-4.1%
Commercial dealer & reseller market	8.7%		8.7%
Retailer, dealer agent & tier 2/3 carrier market		18.3%	18.3%
Gross profit, excluding tier 1 carrier market	5.0%	18.3%	7.8%
Tier 1 carrier market		-9.5%	-9.5%
Total gross profit	5.0%	2.7%	4.1%

Directly allocatable expenses	2.3%	7.5%	4.4%
Segment net profit contribution	7.3%	-1.9%	3.9%
Corporate support expenses*			-4.0%
Income before provision for income taxes			18.4%

* Includes corporate overhead, facilities expense, depreciation, interest and company wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

	Three months ended September 30, 2012	Six months ended September 30, 2012
Revenues
Base station infrastructure	$57,034	$106,180
Network systems	22,166	39,902
Installation, test and maintenance	12,140	22,780
Mobile device accessories	105,898	220,795
Total revenues	197,238	389,657

Gross Profit
Base station infrastructure	16,756	31,160
Network systems	3,980	7,638
Installation, test and maintenance	2,826	5,366
Mobile device accessories	15,063	29,954
Total gross profit	38,625	74,118
% of revenues	19.6%	19.0%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	15.3%	9.8%
Network systems	15.8%	3.3%
Installation, test and maintenance	0.1%	3.2%
Mobile device accessories	55.5%	42.5%
Total revenues	32.5%	24.7%

Gross Profit
Base station infrastructure	12.2%	4.2%
Network systems	5.5%	-0.1%
Installation, test and maintenance	8.0%	9.1%
Mobile device accessories	18.8%	4.3%
Total gross profit	13.6%	4.1%

#  #  #